UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2016

MOODY’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 553-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry Into a Material Definitive Agreement.

On August 3, 2016, Moody’s Corporation (“Moody’s”) established a commercial paper program (the “Program”) pursuant to which Moody’s may issue short-term, unsecured commercial paper notes (the “Notes”) pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Amounts available under the Program may be borrowed, repaid and re-borrowed from time to time, with the aggregate face or principal amount of the Notes outstanding under the Program at any time not to exceed $1,000,000,000. The Notes will have maturities of up to 397 days from the date of issue. The Notes will rank at least pari passu with all of Moody’s other unsecured and unsubordinated indebtedness. The net proceeds of the issuances of the Notes are expected to be used for general corporate purposes. Moody’s plans to use its revolving credit facility as a liquidity backstop for its borrowings under the Program. No Notes are currently outstanding under the Program.

Two commercial paper dealers will each act as a dealer under the Program (each, a “Dealer” and collectively, the “Dealers”) pursuant to the terms and conditions of the respective commercial paper dealer agreement entered into between Moody’s and each Dealer (each, a “Dealer Agreement” and collectively, the “Dealer Agreements”). Moody’s may engage additional commercial paper dealers to act as a dealer under the Program. A national bank will act as the issuing and paying agent under the Program pursuant to the terms of an issuing and paying agent agreement.

The Dealer Agreements provide the terms under which the Dealers will either purchase from Moody’s or arrange for the sale by Moody’s of the Notes pursuant to an exemption from federal and state securities laws. The Dealer Agreements contain customary representations, warranties, covenants and indemnification provisions. A copy of the form of Dealer Agreement used in the Program is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference as though it were fully set forth herein. The description above is a summary of the Program and is qualified in its entirety by the terms of the Program as set forth in each Dealer Agreement.

From time to time, the Dealers and certain of their affiliates have provided, and may in the future provide, lending, commercial banking, investment banking and other financial advisory services to Moody’s and its affiliates for which the Dealers have received or will receive customary fees and expenses.

The Notes have not been and will not be registered under the Securities Act or state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information related to the short-term, unsecured commercial paper program described under Item 1.01 above is hereby incorporated by reference under this Item 2.03.

ITEM 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Commercial Paper Dealer Agreement between Moody’s Corporation, as Issuer, and the Dealer party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY’S CORPORATION

By:	/s/ John J. Goggins
John J. Goggins
Executive Vice President and General Counsel

Date: August 3, 2016

MOODY’S CORPORATION

CURRENT REPORT ON FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Form of Commercial Paper Dealer Agreement between Moody’s Corporation, as Issuer, and the Dealer party thereto.